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                                                                    EXHIBIT 23.4

                           [BENNETT JONES LLP LETTERHEAD]


                                  May 23, 2003

     We consent to the use of our name under the caption "Legal Matters" in the prospectus included as part of the registration statement on Form S-3 filed by Apache Corporation on the date hereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                           Very truly yours,

                                           BENNETT JONES LLP

                                           /s/ Bennett Jones LLP
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